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                                                                Exhibit 10.6

                      Registration Rights Letter Agreement

                                                                    June 6, 1996

The Open Society Institute
888 Seventh Avenue
Suite 3100
New York, NY 10106

Winston Partners II LDC
888 Seventh Avenue
Suite 3100
New York, NY 10106

Winston Partners II LLC
888 Seventh Avenue
Suite 3100
New York, NY 10106

Ladies/Gentlemen:


         We refer to the Senior Note Purchase Agreement, as it may be amended, supplemented or otherwise modified from time to time (as amended, supplemented or otherwise modified, the "Note Purchase Agreement"), the Warrant Agreement
(as defined in the Note Purchase Agreement) and the Additional Notes (as defined in the Note Purchase Agreement), each dated, or dated as of, the date hereof, and executed among the undersigned (the "Company"), the Open Society Institute ("OSI"), Winston Partners II LDC ("WPLDC") and Winston Partners II LLC ("WPLLC," and together with OSI and WPLDC, the "Rights Holders" and, individually, a "Rights Holder"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement, or, as indicated herein, the Stock Purchase Agreement.

         In connection with the purchase of the Additional Notes, the issuance of the Warrants and the transactions contemplated by the Note Purchase
Agreement and the Warrant Agreement, and in consideration for and as an inducement to the purchase by each of the Rights Holders of its Additional
Note, we hereby grant to each Rights Holder, with respect to all shares of the Company's Common Stock that such Rights Holder may acquire (whether by exercise of the Warrants or otherwise), on a most-favored-nation basis, all of the registration rights and (with respect to all such shares of the Company's
Common Stock and, in addition, with respect to and upon the issuance of the Warrants) all rights of first offer granted to any stockholder pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of June 15, 1995 (a form of
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which is attached as Exhibit A), executed by the Company and certain stockholders, which rights are no less favorable than the rights provided to any of the Company's stockholders pursuant to any other stock purchase agreement, any other agreement, or otherwise. Such rights include, without limitation, (A) unlimited rights to demand registration after the Company qualifies as an S-3 Registrant (limited to one such registration in any 12 month period), as set forth in Section 6.2 of the Stock Purchase Agreement; (B) unlimited piggyback registration rights, as set forth in Section 6.3 thereof;
(C) the Company's payment of all expenses (with certain exceptions) incurred with respect to such registrations, as set forth in Section 6.4 thereof; and (D) the right of first offer to purchase a pro rata share of any issue of "New Securities" as defined in the Stock Purchase Agreement, which right shall not expire prior to an initial public offering of the Company, as set forth in
Section 8.11 of the Stock Purchase Agreement.

         In the event that the Company effects or causes to be effected any amendments to the Stock Purchase Agreement that would diminish or restrict in any way the registration rights or the rights of first offer granted to stockholders under the Stock Purchase Agreement, such amendment shall in no way diminish, restrict or otherwise apply to or affect the registration rights, rights of first offer to purchase New Securities or any other rights granted to each Rights Holder hereunder and under the Stock Purchase Agreement as now in effect. In the event the Company amends the Stock Purchase Agreement to increase or enhance the registration rights or rights of first offer of any stockholder, or if the Company otherwise agrees to enhance or increase such rights, or if such rights are increased or enhanced for any other reason or in any other manner, each Rights Holder will automatically and immediately benefit from and receive such increased or enhanced rights with no further action required by any Rights Holder, and this agreement shall be deemed to be amended to incorporate such increased or enhanced rights. The Company shall notify each Rights Holder immediately in writing of any such amendments or other agreements or occurrences.

         In addition to any other transfer rights granted to each Rights Holder pursuant to the terms of the Stock Purchase Agreement, any Rights Holder may assign or transfer its rights under this agreement to any transferee to which such Rights Holder transfers its Warrants, its Additional Note, or the shares of Common Stock issued to such Rights Holder upon exercise of its Warrants in accordance with the Note Purchase Agreement or the Warrant Agreement, as the case may be.

         Notwithstanding any provision of the Stock Purchase Agreement or any other document or agreement to the contrary, each Rights Holder and its transferees shall, immediately upon the issuance of the Warrants, be entitled to the full benefit of and shall be entitled to exercise all rights of first offer granted hereby or otherwise with respect to any issue of New Securities, whether or not any of the Warrants have been exercised by any Rights Holder.
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         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, and may be executed in counterparts by the parties hereto, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page of this agreement by telecopier shall be effective as delivery of a manually executed counterpart of this agreement.



                                                Very truly yours,

                                                Global TeleSystems Group, Inc.

                                                By: /s/ N.S. Molberger
                                                   -----------------------------
                                                   Name: N.S. Molberger


Accepted and Agreed to by:

The Open Society Institute

By: [ILLEGIBLE]
   ------------------------------------------
   Name:

Winston Partners II LDC

By: [ILLEGIBLE]
   ------------------------------------------
   Name: Curacao Corporation Company, N.V.
         Sole Director



Winston Partners II LLC



By:  Chatterjee Advisors LLC.
     Its Sole Manager

By: /s/ PETER HURWITZ
   ------------------------------------------
   Name: Peter Hurwitz


Winston Partners, L.P.

By:  Chatterjee Fund Management, L.P.
     Its General Partner

By:
   ------------------------------------------
   Name: